Exhibit 99.1

Tenet Reports Strong Third Quarter 2026 Results;
Raises 2026 Financial Outlook

•Net income available to common shareholders in third quarter 2026 was $1.000 billion, or $12.41 per diluted share compared to $342 million, or $3.86 in third quarter 2025

•Adjusted diluted earnings per share1 increased 79.5% to $6.64 in third quarter 2026 compared to $3.70 in third quarter 2025

•Third quarter 2026 Consolidated Adjusted EBITDA1 increased 23.3% over third quarter 2025 to $1.355 billion; Third quarter 2026 Adjusted EBITDA margin was 24.1%

•Third quarter 2026 Ambulatory Care Adjusted EBITDA of $537 million increased 9.1% over third quarter 2025

•FY 2026 Adjusted EBITDA Outlook is now expected to be in the range of $5.05 billion to $5.20 billion, a $195 million increase at the midpoint of the range; FY 2026 Adjusted Free Cash Flow outlook now expected to be in the range of $2.825 billion to $3.125 billion, a $100 million increase

DALLAS — October 29, 2026 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended September 30, 2026.

"Our outperformance in the third quarter of 2026 was driven by sustained strength in same-store revenue growth and effective expense management," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "Our focus on patient-centered care, support for physician partners, technology-enabled growth and operating initiatives continue to deliver strong margins and free cash flow."

Tenet’s results for third quarter 2026 versus third quarter 2025 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share results)	2026	2025	2026	2025
Net operating revenues[7]	$5,631	$5,289	$16,627	$15,783
Net income available to Tenet common shareholders	$1,000	$342	$2,528	$1,036
Net income available to Tenet common shareholders per diluted share	$12.41	$3.86	$30.08	$11.28
Adjusted EBITDA[1]	$1,355	$1,099	$3,821	$3,383
Adjusted diluted earnings per share[1]	$6.64	$3.70	$17.50	$12.10

•Net income available to the Company’s common shareholders in third quarter 2026 was $1.000 billion, or $12.41 per diluted share, versus $342 million, or $3.86 per diluted share, in third quarter 2025.

•The Company had previously entered into certain agreements with CommonSpirit Health, related to Conifer Health Solutions, LLC ("Conifer"), whereby the parties agreed, in part, to the early conclusion and transition of our revenue cycle management services by December 31, 2026, (collectively, the "RCM Agreements").

•The transition of certain revenue cycle management services under the RCM Agreements occurred during the third quarter of 2026 and will be substantially complete by October 30, 2026. As a result of this revised timeline, during the three months ended September 30, 2026, we recognized cumulative catch-up adjustments that increased revenue from contract termination by $233 million and net operating revenues by $97 million. These are timing-related adjustments and as such, do not impact total or full year 2026 expectations for revenue from contract termination or net operating revenues associated with the RCM Agreements.

•In addition, we recognized a benefit of approximately $50 million during the three months ended September 30, 2026 due to various transition activities, including efficiencies from the revised timeline described above. This, combined with the $97 million timing-related adjustment to net operating revenue mentioned above, resulted in a favorable net impact to Adjusted EBITDA of $147 million in the third quarter of 2026.

•Adjusted EBITDA1 was $1.355 billion in third quarter 2026 compared to $1.099 billion in third quarter 2025, reflecting strong same facility revenue growth and disciplined expense management partially offset by unfavorable payer mix due to lower exchange admissions. Results also include the $147 million favorable net impact described above.

Balance Sheet and Cash Flows

•Net cash flows provided by operating activities for the nine months ended September 30, 2026 were $3.507 billion versus $2.809 billion for the nine months ended September 30, 2025.

•The Company generated adjusted free cash flow1 of $2.524 billion for the nine months ended September 30, 2026 versus $2.247 billion for the nine months ended September 30, 2025.

•In the three months ended September 30, 2026, the Company repurchased 970,000 shares of common stock for $255 million. In the nine months ended September 30, 2026, the Company repurchased 7.99 million shares of common stock for $1.615 billion.

•In September 2026, the Company completed a private placement of $2.0 billion in aggregate principal amount of newly issued 6.250% senior notes maturing in 2034. The Company used the net proceeds from the sale of the notes, after payment of fees and expenses, to finance, together with cash on hand, the redemption of all $1.5 billion aggregate principal amount then outstanding of its 5.125% senior secured first lien notes due in 2027 and the partial redemption of $500 million outstanding of its 6.125% senior notes due in 2028.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.11x at September 30, 2026 compared to 2.33x at June 30, 2026 and 2.25x at December 31, 2025.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of September 30, 2026, USPI had interests in 535 ambulatory surgery centers (406 consolidated) and 25 surgical hospitals (seven consolidated) in 37 states.

	Three Months Ended September 30,		Nine Months Ended September 30,
Ambulatory segment results ($ in millions)	2026	2025	2026	2025
Revenues
Net operating revenues	$1,371	$1,275	$4,079	$3,739
Same-facility system-wide net patient service revenues[2]	$2,224	$2,129	$6,515	$6,196
Changes versus the Prior-Year Period
Same-facility system-wide net patient service revenues	4.5%	8.3%	5.1%	7.5%
Same-facility system-wide net patient service revenue per case	6.1%	6.1%	6.0%	7.7%
Same-facility system-wide surgical cases[2]	(1.5)%	2.1%	(0.8)%	(0.2)%
Same-facility system-wide surgical cases on same-business day basis[2]	(1.5)%	2.1%	(0.8)%	0.4%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$537	$492	$1,563	$1,446
Adjusted EBITDA margin	39.2%	38.6%	38.3%	38.7%
Adjusted EBITDA less NCI	$327	$292	$948	$874

•Third quarter 2026 net operating revenues increased 7.5% compared to third quarter 2025 driven by strong growth in consolidated same-facility net patient service revenues, acquisitions of facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 4.5% in third quarter 2026 compared to third quarter 2025, with cases down 1.5% and net revenue per case up 6.1%. Net revenue per case growth was driven by higher acuity and favorable service mix.

•Third quarter 2026 Adjusted EBITDA increased 9.1% compared to third quarter 2025, due to strong growth in same-facility net patient service revenues, disciplined expense management, and contributions from acquisitions.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions.

	Three Months Ended September 30,		Nine Months Ended September 30,
Hospital segment results ($ in millions)	2026	2025	2026	2025
Revenues
Net operating revenues[7]	$4,260	$4,014	$12,548	$12,044
Same-hospital net patient service revenues[3]	$3,571	$3,453	$10,678	$10,385
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	2.8%	1.5%	1.8%	2.5%
Adjusted admissions[4]	3.2%	1.4%	2.1%	1.6%
Outpatient visits (including outpatient ER visits)	0.1%	(1.5)%	(0.9)%	(1.4)%
Emergency Room visits (inpatient and outpatient)	4.0%	(2.0)%	0.9%	(1.8)%
Hospital surgeries	(1.1)%	0.7%	(0.9)%	(0.8)%
Adjusted EBITDA
Adjusted EBITDA	$818	$607	$2,258	$1,937
Adjusted EBITDA margin	19.2%	15.1%	18.0%	16.1%

•Third quarter 2026 net operating revenues increased 6.1% from third quarter 2025 driven by an increase in adjusted admissions as well as continued pricing strength, partially offset by unfavorable payer mix due to lower exchange admissions. In addition, third quarter 2026 net operating revenues include a timing-related benefit of $97 million associated with the RCM Agreements as described on page 2.

•Same-hospital net patient service revenue per adjusted admission increased 0.2% year-over-year for third quarter 2026 primarily due to strength in commercial employer net patient revenues offset by unfavorable payer mix related to lower exchange admissions.

•Adjusted EBITDA in third quarter 2026 was $818 million compared to $607 million in third quarter 2025, reflecting strong growth in same-hospital revenue and disciplined expense management, partially offset by unfavorable payer mix due to lower exchange admissions. Results also include the net favorable impact of $147 million from transition activities described on page 2.

•In the third quarter of 2026, the Hospital segment recognized a $32 million favorable pre-tax impact associated with additional Medicaid supplemental revenues related to prior years. Third quarter 2025 results included a $38 million favorable pre-tax impact for additional Medicaid supplemental revenues related to prior years.

2026 Outlook1

Tenet’s Outlook for full year 2026 (consolidated and by segment) follows. Contract termination revenue recognized from the early conclusion of the RCM Agreements is not included in net operating revenues.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2026 Outlook
Net operating revenues[7]	$22,050 to $22,450
Net income available to Tenet common shareholders	$2,973 to $3,078
Adjusted EBITDA	$5,050 to $5,200
Adjusted EBITDA margin	22.9% to 23.2%
Diluted income per common share	$35.82 to $37.08
Adjusted net income	$1,830 to $1,910
Adjusted diluted earnings per share	$22.05 to $23.01
Equity in earnings of unconsolidated affiliates	$265 to $275
Depreciation and amortization	$865 to $915
Interest expense	$815 to $825
Income tax expense[5]	$1,135 to $1,170
Net income available to NCI	$910 to $960
Weighted average diluted common shares	~83 million
Net cash provided by operating activities	$3,885 to $4,315
Adjusted net cash provided by operating activities	$3,525 to $3,925
Capital expenditures	$700 to $800
Free cash flow	$3,185 to $3,515
Adjusted free cash flow	$2,825 to $3,125
NCI cash distributions	$900 to $970

Ambulatory Segment ($ in millions)	FY 2026 Outlook
Net operating revenues	$5,530 to $5,670
Adjusted EBITDA	$2,160 to $2,220
NCI	$865 to $895
Adjusted EBITDA less NCI	$1,295 to $1,325
Changes versus prior year[6]:
Same-facility system-wide revenues	Up 3.0% to 6.0%

Hospital Segment ($ in millions)	FY 2026 Outlook
Net operating revenues[7]	$16,520 to $16,780
Adjusted EBITDA	$2,890 to $2,980
NCI	$45 to $65
Changes versus prior year[6]:
Inpatient admissions	Up 1.0% to 2.0%
Adjusted admissions	Up 1.0% to 2.0%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s third quarter 2026 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on October 29, 2026. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on October 29, 2026.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our full year 2026 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2026, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2025 through September 30, 2026. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.
7.Contract termination revenue recognized from the early conclusion of the RCM Agreements is not included in net operating revenues.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Olivia E. Nadler
469-893-2387	469-893-6352
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization, (12) income (loss) from divested and closed businesses (i.e., health plan businesses) and (13) revenue from contract termination. Revenue from contract termination represents the present value of the $1.9 billion of consideration related to the early termination of Conifer’s revenue cycle services agreement with CommonSpirit (as further described in the Company’s Form 8-K dated February 2, 2026), net of amortization of an associated contract asset. Litigation and investigation benefit (costs) excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share is defined by the Company as Adjusted net income available (loss attributable) to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses), (7) revenue from contract termination and (8) the associated impact of these items on taxes and noncontrolling interests. Revenue from contract termination represents the present value of the $1.9 billion of consideration related to the early termination of Conifer’s revenue cycle services agreement with CommonSpirit (as further described in the Company’s Form 8-K dated February 2, 2026), net of amortization of an associated contract asset. Litigation and investigation benefit (costs) excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, (2) net cash provided by (used in) operating activities from discontinued operations and (3) cash received for contract termination defined above.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Third Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended September 30,
	2026	%	2025	%	Change
Net operating revenues	$5,631	100.0%	$5,289	100.0%	6.5%
Revenue from contract termination	646	11.5%	—	—%	100.0%
Equity in earnings of unconsolidated affiliates	64	1.1%	64	1.2%	—%
Operating expenses:
Salaries, wages and benefits	2,173	38.6%	2,204	41.7%	(1.4)%
Supplies	983	17.5%	931	17.6%	5.6%
Other operating expenses, net	1,184	21.0%	1,119	21.2%	5.8%
Depreciation and amortization	217	3.8%	218	4.1%
Impairment and restructuring charges, and acquisition-related costs	37	0.7%	23	0.4%
Litigation and investigation costs (benefit)	6	0.1%	(11)	(0.2)%
Net gains on sales, consolidation and deconsolidation of facilities	(9)	(0.2)%	(20)	(0.4)%
Operating income	1,750	31.1%	889	16.8%
Interest expense	(203)		(206)
Other non-operating income, net	37		29
Loss from early extinguishment of debt	(5)		—
Income before income taxes	1,579		712
Income tax expense	(360)		(133)
Net income	1,219		579
Less: Net income available to noncontrolling interests	219		237
Net income available to Tenet Healthcare Corporation common shareholders	$1,000		$342

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$12.48		$3.89
Diluted	$12.41		$3.86

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	80,134		87,951
Diluted	80,600		88,610

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Nine Months Ended September 30,
	2026	%	2025	%	Change
Net operating revenues	$16,627	100.0%	$15,783	100.0%	5.3%
Revenue from contract termination	1,472	8.9%	—	—%	100.0%
Equity in earnings of unconsolidated affiliates	180	1.1%	181	1.1%	(0.6)%
Operating expenses:
Salaries, wages and benefits	6,578	39.6%	6,483	41.1%	1.5%
Supplies	2,928	17.6%	2,770	17.6%	5.7%
Other operating expenses, net	3,480	20.9%	3,328	21.0%	4.6%
Depreciation and amortization	661	4.0%	632	4.0%
Impairment and restructuring charges, and acquisition-related costs	92	0.6%	66	0.4%
Litigation and investigation costs	36	0.2%	34	0.2%
Net gains on sales, consolidation and deconsolidation of facilities	(43)	(0.2)%	(4)	—%
Operating income	4,547	27.3%	2,655	16.8%
Interest expense	(612)		(616)
Other non-operating income, net	121		80
Loss from early extinguishment of debt	(5)		—
Income before income taxes	4,051		2,119
Income tax expense	(881)		(396)
Net income	3,170		1,723
Less: Net income available to noncontrolling interests	642		687
Net income available to Tenet Healthcare Corporation common shareholders	$2,528		$1,036

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$30.28		$11.37
Diluted	$30.08		$11.28

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	83,486		91,109
Diluted	84,053		91,805

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,674	$2,883
Accounts receivable	2,595	2,565
Inventories of supplies, at cost	340	348
Assets held for sale	62	62
Other current assets	2,757	1,991
Total current assets	8,428	7,849
Investments and other assets	3,958	2,883
Deferred income taxes	49	84
Property and equipment, at cost, less accumulated depreciation and amortization	6,290	6,315
Goodwill	11,641	11,198
Other intangible assets, at cost, less accumulated amortization	1,226	1,348
Total assets	$31,592	$29,677

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$164	$79
Accounts payable	1,387	1,360
Accrued compensation and benefits	873	858
Professional and general liability reserves	317	276
Accrued interest payable	213	81
Income tax payable	22	—
Other current liabilities	2,342	1,809
Total current liabilities	5,318	4,463
Long-term debt, net of current portion	13,079	13,092
Professional and general liability reserves	979	951
Defined benefit plan obligations	238	245
Deferred income taxes	529	240
Other long-term liabilities	1,855	1,713
Total liabilities	21,998	20,704
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,179	2,956
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	5,236	4,914
Accumulated other comprehensive loss	(178)	(181)
Retained earnings	6,943	4,415
Common stock in treasury, at cost	(6,565)	(4,936)
Total shareholders’ equity	5,444	4,220
Noncontrolling interests	1,971	1,797
Total equity	7,415	6,017
Total liabilities and equity	$31,592	$29,677

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
(Dollars in millions)	2026	2025
Net income	$3,170	$1,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	661	632
Deferred income tax expense	324	51
Stock-based compensation expense	104	79
Impairment and restructuring charges, and acquisition-related costs	92	66
Litigation and investigation costs	36	34
Net gains on sales, consolidation and deconsolidation of facilities	(43)	(4)
Loss from early extinguishment of debt	5	—
Equity in earnings of unconsolidated affiliates, net of distributions received	(11)	(13)
Amortization of debt discount and debt issuance costs	16	18
Other items, net	(11)	(5)
Changes in cash from operating assets and liabilities:
Accounts receivable	(11)	68
Inventories and other current assets	211	(58)
Income taxes	63	15
Accounts payable, accrued expenses and other current liabilities	(1,042)	237
Other long-term liabilities	46	50
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(103)	(84)
Net cash provided by operating activities	3,507	2,809
Cash flows from investing activities:
Purchases of property and equipment	(546)	(646)
Purchases of businesses or joint venture interests, net of cash acquired	(201)	(266)
Proceeds from sales of facilities and other assets	11	18
Proceeds from sales of marketable securities and long-term investments	66	74
Purchases of marketable securities and long-term investments	(122)	(69)
Other items, net	(26)	3
Net cash used in investing activities	(818)	(886)
Cash flows from financing activities:
Repayments of borrowings	(2,087)	(90)
Proceeds from borrowings	2,041	21
Repurchases of common stock	(1,615)	(1,188)
Debt issuance costs	(22)	—
Distributions paid to noncontrolling interests	(614)	(585)
Proceeds from the sale of noncontrolling interests	33	27
Purchases of noncontrolling interests	(583)	(88)
Repayments of advances from managed care payers	—	(33)
Taxes paid related to net share settlement, net of proceeds from shares issued under stock‑based compensation plans	(84)	(47)
Other items, net	33	16
Net cash used in financing activities	(2,898)	(1,967)
Net decrease in cash and cash equivalents	(209)	(44)
Cash and cash equivalents at beginning of period	2,883	3,019
Cash and cash equivalents at end of period	$2,674	$2,975
Supplemental disclosures:
Interest paid, net of capitalized interest	$(464)	$(499)
Income tax payments, net	$(493)	$(329)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions)	2026	2025	2026	2025
Net operating revenues:
Ambulatory Care	$1,371	$1,275	$4,079	$3,739
Hospital Operations and Services	4,260	4,014	12,548	12,044
Total	$5,631	$5,289	$16,627	$15,783

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$64	$63	$179	$176
Hospital Operations and Services	—	1	1	5
Total	$64	$64	$180	$181

Adjusted EBITDA:
Ambulatory Care	$537	$492	$1,563	$1,446
Hospital Operations and Services	818	607	2,258	1,937
Total	$1,355	$1,099	$3,821	$3,383

Adjusted EBITDA margins:
Ambulatory Care	39.2%	38.6%	38.3%	38.7%
Hospital Operations and Services	19.2%	15.1%	18.0%	16.1%
Total	24.1%	20.8%	23.0%	21.4%

Capital expenditures:
Ambulatory Care	$40	$38	$110	$90
Hospital Operations and Services	158	242	436	556
Total	$198	$280	$546	$646

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2026	2025	2026	2025
Net income available to Tenet Healthcare Corporation common shareholders	$1,000	$342	$2,528	$1,036
Less:
Revenue from contract termination	646	—	1,472	—
Impairment and restructuring charges, and acquisition-related costs	(37)	(23)	(92)	(66)
Litigation and investigation benefit (costs)	(6)	11	(36)	(34)
Net gains on sales, consolidation and deconsolidation of facilities	9	20	43	4
Loss from early extinguishment of debt	(5)	—	(5)	—
Tax and noncontrolling interests impact of above items	(142)	6	(325)	21
Adjusted net income available to common shareholders	$535	$328	$1,471	$1,111

Diluted earnings per share	$12.41	$3.86	$30.08	$11.28
Less:
Revenue from contract termination	8.01	—	17.51	—
Impairment and restructuring charges, and acquisition-related costs	(0.46)	(0.26)	(1.09)	(0.72)
Litigation and investigation benefit (costs)	(0.07)	0.12	(0.43)	(0.37)
Net gains on sales, consolidation and deconsolidation of facilities	0.11	0.23	0.51	0.04
Loss from early extinguishment of debt	(0.06)	—	(0.06)	—
Tax and noncontrolling interests impact of above items	(1.76)	0.07	(3.86)	0.23
Adjusted diluted earnings per share	$6.64	$3.70	$17.50	$12.10

Weighted average basic shares outstanding (in thousands)	80,134	87,951	83,486	91,109
Weighted average dilutive shares outstanding (in thousands)	80,600	88,610	84,053	91,805

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions)	2026	2025	2026	2025
Net income available to Tenet Healthcare Corporation common shareholders	$1,000	$342	$2,528	$1,036
Less:
Net income available to noncontrolling interests	(219)	(237)	(642)	(687)
Net income	1,219	579	3,170	1,723
Income tax expense	(360)	(133)	(881)	(396)
Loss from early extinguishment of debt	(5)	—	(5)	—
Other non-operating income, net	37	29	121	80
Interest expense	(203)	(206)	(612)	(616)
Operating income	1,750	889	4,547	2,655
Revenue from contract termination	646	—	1,472	—
Depreciation and amortization	(217)	(218)	(661)	(632)
Impairment and restructuring charges, and acquisition-related costs	(37)	(23)	(92)	(66)
Litigation and investigation benefit (costs)	(6)	11	(36)	(34)
Net gains on sales, consolidation and deconsolidation of facilities	9	20	43	4
Adjusted EBITDA	$1,355	$1,099	$3,821	$3,383

Net operating revenues	$5,631	$5,289	$16,627	$15,783

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	17.8%	6.5%	15.2%	6.6%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	24.1%	20.8%	23.0%	21.4%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	2026
(Dollars in millions)	Q3	YTD
Net cash provided by operating activities	$1,281	$3,507
Purchases of property and equipment	(198)	(546)
Free cash flow	$1,083	$2,961

Net cash used in investing activities	$(298)	$(818)
Net cash used in financing activities	$(479)	$(2,898)

Net cash provided by operating activities	$1,281	$3,507
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(19)	(103)
Cash received for contract termination	—	540
Adjusted net cash provided by operating activities	1,300	3,070
Purchases of property and equipment	(198)	(546)
Adjusted free cash flow	$1,102	$2,524

	2025
(Dollars in millions)	Q3	YTD
Net cash provided by operating activities	$1,058	$2,809
Purchases of property and equipment	(280)	(646)
Free cash flow	$778	$2,163

Net cash used in investing activities	$(385)	$(886)
Net cash used in financing activities	$(323)	$(1,967)

Net cash provided by operating activities	$1,058	$2,809
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(3)	(84)
Adjusted net cash provided by operating activities	1,061	2,893
Purchases of property and equipment	(280)	(646)
Adjusted free cash flow	$781	$2,247

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available to Common Shareholders
(Unaudited)

	FY 2026
(Dollars in millions, except per share amounts)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$2,973	$3,078
Less:
Revenue from contract termination	1,650	1,650
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(180)	(150)
Net gains on sales, consolidation and deconsolidation of facilities(2)	43	43
Loss from early extinguishment of debt(2)	(5)	(5)
Tax and noncontrolling interests impact of above items	(365)	(370)
Adjusted net income available to common shareholders	$1,830	$1,910

Diluted earnings per share	$35.82	$37.08
Less:
Revenue from contract termination	19.88	19.88
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(2.17)	(1.81)
Net gains on sales, consolidation and deconsolidation of facilities	0.52	0.52
Loss from early extinguishment of debt	(0.06)	(0.06)
Tax and noncontrolling interests impact of above items	(4.40)	(4.46)
Adjusted diluted earnings per share	$22.05	$23.01

Weighted average dilutive shares outstanding (in thousands)	83,000	83,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2) The Company does not generally forecast net gains (losses) on sales, consolidation and deconsolidation of facilities or gains (losses) from early extinguishment of debt because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2026.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	FY 2026
(Dollars in millions)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$2,973	$3,078
Less:
Net income available to noncontrolling interests	(910)	(960)
Income tax expense	(1,135)	(1,170)
Interest expense	(825)	(815)
Loss from early extinguishment of debt(2)	(5)	(5)
Other non-operating income, net	150	200
Net gains on sales, consolidation and deconsolidation of facilities(2)	43	43
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(180)	(150)
Depreciation and amortization	(865)	(915)
Revenue from contract termination	1,650	1,650
Adjusted EBITDA	$5,050	$5,200

Net income available to Tenet Healthcare Corporation common shareholders	$2,973	$3,078
Net operating revenues	$22,050	$22,450
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	13.5%	13.7%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	22.9%	23.2%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2) The Company does not generally forecast net gains (losses) on sales, consolidation and deconsolidation of facilities or gains (losses) from early extinguishment of debt because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2026.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow and Outlook Adjusted Free Cash Flow
(Unaudited)

	FY 2026
(Dollars in millions)	Low	High
Net cash provided by operating activities	$3,885	$4,315
Purchases of property and equipment	(700)	(800)
Free cash flow	$3,185	$3,515

Net cash provided by operating activities	$3,885	$4,315
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(180)	(150)
Cash received for contract termination	540	540
Adjusted net cash provided by operating activities	3,525	3,925
Purchases of property and equipment	(700)	(800)
Adjusted free cash flow(2)	$2,825	$3,125

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs or settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.